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                                                                      Exhibit 23




                               CONSENT OF KPMG LLP




The Board of Directors
Florsheim Group Inc.:

We consent to the use of our report dated February 15, 1999, on the consolidated balance sheets of Florsheim Group Inc. and subsidiaries as of January 2, 1999 and January 3, 1998, the related consolidated statements of operations and comprehensive income, cash flows, and shareholders' equity for the years ended January 2, 1999, January 3, 1998, and December 28, 1996 and related financial statement schedule, in the January 2, 1999 annual report on Form 10-K of Florsheim Group Inc.








KPMG  LLP
Chicago, Illinois
March 30, 1999





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